S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Second Quarter 2019 Results

Indiana, Pa. - July 18, 2019 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its second quarter 2019 earnings. Second quarter net income was $26.1 million, or $0.76 diluted earnings per share (EPS), compared to first quarter of 2019 net income of $22.9 million, or $0.66 diluted EPS, and second quarter of 2018 net income of $21.4 million, or $0.61 diluted EPS.

Second Quarter of 2019 Highlights:

•	Return on average assets (ROA) was 1.44%, return on average equity (ROE) was 11.00% and return on average tangible equity (ROTE) (non-GAAP) was 15.89%.

•	Portfolio loans increased $97.7 million, or 6.6% annualized, compared to the first quarter of 2019.

•
S&T announced expansion into Southeastern Pennsylvania with the signing of a definitive merger agreement where S&T will acquire DNB Financial Corporation ($1.2 billion of assets) in an all-stock transaction.

•	S&T's Board of Directors declared a $0.27 per share dividend, which is an increase of 8% compared to a $0.25 dividend in the same period last year.

“We are pleased to report quality earnings for the second quarter with solid loan growth,” said Todd Brice, chief executive officer of S&T. “The execution of our growth strategy continues with the announcement of our merger with DNB Financial Corporation, Inc. in Southeastern Pennsylvania. We look forward to closing the transaction during the fourth quarter and entering into the robust markets of Chester, Delaware and Philadelphia counties."

Net Interest Income

Net interest income increased $0.5 million to $60.8 million for the second quarter of 2019 compared to $60.3 million for the first quarter of 2019. The increase was primarily due to growth in average loan balances of $44.5 million and one additional day in the second quarter compared to the first quarter. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) decreased 3 basis points to 3.68% from 3.71% in the first quarter of 2019. Loan rates remained unchanged at 5.06% and total interest-bearing liability costs increased 3 basis points to 1.58% compared to 1.55% in the first quarter of 2019.

Asset Quality

Total nonperforming loans decreased $3.0 million to $45.0 million, or 0.75% of total loans, compared to $48.0 million, or 0.81% at March 31, 2019. Net loan charge-offs were $2.1 million compared to $5.2 million in the first quarter of 2019. The provision for loan losses was $2.2 million compared to $5.6 million in the first quarter of 2019

- more -

S&T Earnings Release -2

mainly due to stable credit quality and lower charge-offs. The allowance for loan losses to total portfolio loans was 1.02% at June 30, 2019 compared to 1.03% at March 31, 2019.

Noninterest Income and Expense

Noninterest income increased $1.5 million to $12.9 million compared to $11.4 million for the first quarter of 2019. The increase was mainly due to an increase in other income of $0.8 million primarily related to higher commercial loan swap and syndication fees. Noninterest income was also impacted by a $0.5 million increase in debit and credit card fees compared to the first quarter of 2019, primarily due to seasonality.

Noninterest expense increased $1.5 million to $40.4 million compared to $38.9 million in the first quarter of 2019. The increase was in part due to merger related expense of $0.6 million during the second quarter of 2019. Other expense increased $0.7 million primarily related to $0.4 million for losses on the sale of OREO and $0.3 million of higher loan collection costs.

Financial Condition

Total assets were $7.3 billion at June 30, 2019 compared to $7.2 billion at March 31, 2019. Loan growth was strong during the quarter with an increase of $97.7 million, or 6.6% annualized compared to the first quarter of 2019.
Commercial loans grew $73.5 million during the quarter, or 6.3% annualized, due mainly to growth in the commercial and industrial and construction portfolios. Consumer loans grew $24.2 million, 7.6% annualized, driven by growth in residential mortgage. Deposits were $5.9 billion at June 30, 2019 compared to $5.8 billion at March 31, 2019. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

S&T Bancorp, Inc. and DNB Financial Corporation Announce Merger

On June 5, 2019, S&T and DNB Financial Corporation (DNB), the holding company for DNB First, a community bank headquartered in Downingtown, Pennsylvania with 14 locations, jointly announced the signing of a definitive merger agreement pursuant to which S&T will acquire DNB in an all-stock transaction. DNB shareholders will receive 1.22 shares of S&T stock for each share of DNB stock. Based on S&T’s June 4, 2019 closing price of $38.75 per share, the transaction will have an aggregate value of approximately $206 million, or $47.28 per share. The merger will expand S&T’s footprint into Southeastern Pennsylvania, gaining a new presence in Chester, Delaware, and Philadelphia counties and increasing assets by $1.2 billion. On a combined basis, S&T will have approximately $8.4 billion in total assets. S&T and DNB expect to complete the transaction during the fourth quarter of 2019 after satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of DNB. The second quarter of 2019 results included $0.6 million, or $0.01 per diluted share, of merger related expenses.

Dividend

The Board of Directors of S&T declared a $0.27 per share cash dividend at its regular meeting held July 15, 2019. This dividend is an 8% increase compared to a $0.25 dividend in the same period last year. The dividend is payable August 15, 2019 to shareholders of record on August 1, 2019.

Conference Call

S&T will host its second quarter 2019 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 18, 2019. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “Second Quarter 2019 Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until July 25, 2019, by dialing 1.877.481.4010; the Conference ID # is 49690.

- more -

S&T Earnings Release -3

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $7.3 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently named by Forbes as a 2019 World's Best Bank and a 2018 Best-in-State Bank. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com, stbank.com, and follow us on Facebook, Instagram, and  LinkedIn.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate” ,“estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses, cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$74,728	$73,392	$66,610
Investment securities:
Taxable	3,647	3,790	3,519
Tax-exempt	834	844	872
Dividends	415	564	580
Total Interest and Dividend Income	79,624	78,590	71,581

INTEREST EXPENSE
Deposits	16,055	14,981	9,166
Borrowings and junior subordinated debt securities	2,742	3,253	4,012
Total Interest Expense	18,797	18,234	13,178

NET INTEREST INCOME	60,827	60,356	58,403
Provision for loan losses	2,205	5,649	9,345
Net Interest Income After Provision for Loan Losses	58,622	54,707	49,058

NONINTEREST INCOME
Net gain on sale of securities	—	—	—
Debit and credit card	3,501	2,974	3,309
Service charges on deposit accounts	3,212	3,153	3,227
Wealth management	2,062	2,048	2,616
Mortgage banking	637	494	831
Other	3,489	2,693	2,268
Total Noninterest Income	12,901	11,362	12,251

NONINTEREST EXPENSE
Salaries and employee benefits	20,290	20,910	18,611
Data processing and information technology	3,414	3,233	2,379
Net occupancy	2,949	3,036	2,804
Furniture, equipment and software	2,301	2,230	2,134
Other taxes	1,456	1,185	1,739
Marketing	1,310	1,141	1,190
Professional services and legal	1,145	1,184	888
FDIC insurance	695	516	739
Merger related expense	618	—	—
Other	6,174	5,484	5,379
Total Noninterest Expense	40,352	38,919	35,863

Income Before Taxes	31,171	27,150	25,446
Provision for income taxes	5,070	4,222	4,010

Net Income	$26,101	$22,928	$21,436

Per Share Data
Shares outstanding at end of period	34,330,338	34,330,136	35,009,945
Average shares outstanding - diluted	34,201,448	34,542,811	35,057,576
Diluted earnings per share	$0.76	$0.66	$0.61
Dividends declared per share	$0.27	$0.27	$0.25
Dividend yield (annualized)	2.88%	2.73%	2.31%
Dividends paid to net income	35.41%	40.64%	40.69%
Book value	$28.11	$27.47	$25.91
Tangible book value (1)	$19.68	$19.04	$17.63
Market value	$37.48	$39.53	$43.24

Profitability Ratios (annualized)
Return on average assets	1.44%	1.29%	1.22%
Return on average shareholders' equity	11.00%	9.84%	9.52%
Return on average tangible shareholders' equity (2)	15.89%	14.27%	14.14%
Efficiency ratio (FTE) (3)	54.03%	53.55%	50.09%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2019	2018
INTEREST INCOME
Loans, including fees	$148,120	$129,665
Investment securities:
Taxable	7,437	6,948
Tax-exempt	1,679	1,746
Dividends	978	1,251
Total Interest Income	158,214	139,610

INTEREST EXPENSE
Deposits	31,036	17,012
Borrowings and junior subordinated debt securities	5,995	7,264
Total Interest Expense	37,031	24,276

NET INTEREST INCOME	121,183	115,334
Provision for loan losses	7,854	11,817
Net Interest Income After Provision for Loan Losses	113,329	103,517

NONINTEREST INCOME
Net gain (loss) on sale of securities	—	—
Debit and credit card	6,476	6,347
Service charges on deposit accounts	6,365	6,468
Wealth management	4,109	5,298
Mortgage banking	1,131	1,432
Gain on sale of a majority interest of insurance business	—	1,873
Other	6,182	4,626
Total Noninterest Income	24,263	26,044

NONINTEREST EXPENSE
Salaries and employee benefits	41,199	37,426
Data processing and information technology	6,646	4,704
Net occupancy	5,986	5,677
Furniture, equipment and software	4,531	4,090
Other taxes	2,641	3,587
Marketing	2,452	1,892
Professional services and legal	2,329	1,939
FDIC insurance	1,211	1,847
Merger related expense	618	—
Other	11,658	10,783
Total Noninterest Expense	79,271	71,945

Income Before Taxes	58,321	57,616
Provision for income taxes	9,292	10,017

Net Income	$49,029	$47,599

Per Share Data
Average shares outstanding - diluted	34,369,756	35,043,041
Diluted earnings per share	$1.43	$1.36
Dividends declared per share	$0.54	$0.47
Dividends paid to net income	37.85%	34.44%

Profitability Ratios (annualized)
Return on average assets	1.37%	1.37%
Return on average shareholders' equity	10.43%	10.71%
Return on average tangible shareholders' equity (6)	15.09%	15.95%
Efficiency ratio (FTE) (7)	53.79%	50.22%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$122,876	$116,820	$137,933
Securities, at fair value	668,588	680,420	688,341
Loans held for sale	8,135	2,706	3,801
Commercial loans:
Commercial real estate	2,906,895	2,901,625	2,788,641
Commercial and industrial	1,559,727	1,513,007	1,455,578
Commercial construction	267,203	245,658	299,787
Total Commercial Loans	4,733,825	4,660,290	4,544,006
Consumer loans:
Residential mortgage	751,355	729,914	698,440
Home equity	464,195	463,566	471,622
Installment and other consumer	72,041	70,960	66,638
Consumer construction	11,784	10,722	5,412
Total Consumer Loans	1,299,375	1,275,162	1,242,112
Total Portfolio Loans	6,033,200	5,935,452	5,786,118
Allowance for loan losses	(61,479)	(61,409)	(60,517)
Total Portfolio Loans, Net	5,971,721	5,874,043	5,725,601
Federal Home Loan Bank and other restricted stock, at cost	22,491	19,959	35,782
Goodwill	287,446	287,446	287,446
Other assets	253,348	247,868	218,442
Total Assets	$7,334,605	$7,229,262	$7,097,346

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,462,386	$1,423,436	$1,410,211
Interest-bearing demand	549,663	541,053	553,729
Money market	1,742,334	1,700,964	1,267,623
Savings	754,062	767,175	845,526
Certificates of deposit	1,348,255	1,400,773	1,316,444
Total Deposits	5,856,700	5,833,401	5,393,533

Borrowings:
Securities sold under repurchase agreements	14,154	23,427	44,724
Short-term borrowings	295,000	235,000	600,000
Long-term borrowings	69,791	70,418	46,062
Junior subordinated debt securities	45,619	45,619	45,619
Total Borrowings	424,564	374,464	736,405
Other liabilities	88,388	78,241	60,275
Total Liabilities	6,369,652	6,286,106	6,190,213

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	964,953	943,156	907,133
Total Liabilities and Shareholders' Equity	$7,334,605	$7,229,262	$7,097,346

Capitalization Ratios
Shareholders' equity / assets	13.16%	13.05%	12.78%
Tangible common equity / tangible assets (4)	9.59%	9.42%	9.07%
Tier 1 leverage ratio	10.12%	9.96%	9.87%
Common equity tier 1 capital	11.35%	11.35%	11.18%
Risk-based capital - tier 1	11.68%	11.69%	11.53%
Risk-based capital - total	13.15%	13.19%	13.04%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2019		2019		2018
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$49,949	2.19%	$53,588	2.63%	$55,015	1.60%
Securities, at fair value	673,117	2.66%	680,517	2.68%	685,132	2.60%
Loans held for sale	1,452	4.44%	894	4.07%	1,528	7.43%
Commercial real estate	2,895,146	5.01%	2,905,272	5.02%	2,774,882	4.71%
Commercial and industrial	1,559,222	5.17%	1,508,658	5.20%	1,431,861	4.66%
Commercial construction	242,192	5.37%	249,997	5.37%	324,934	4.76%
Total Commercial Loans	4,696,560	5.08%	4,663,927	5.10%	4,531,677	4.70%
Residential mortgage	734,372	4.50%	722,554	4.38%	691,634	4.23%
Home equity	463,480	5.42%	467,739	5.44%	472,927	4.81%
Installment and other consumer	71,319	7.23%	69,099	7.17%	67,186	6.79%
Consumer construction	11,014	5.41%	9,466	6.19%	4,570	4.76%
Total Consumer Loans	1,280,185	4.99%	1,268,858	4.93%	1,236,317	4.60%
Total Portfolio Loans	5,976,745	5.06%	5,932,785	5.06%	5,767,994	4.68%
Total Loans	5,978,197	5.06%	5,933,679	5.06%	5,769,522	4.68%
Federal Home Loan Bank and other restricted stock	21,141	6.97%	24,471	8.49%	34,130	6.30%
Total Interest-earning Assets	6,722,404	4.81%	6,692,255	4.81%	6,543,799	4.44%
Noninterest-earning assets	523,636		518,500		491,246
Total Assets	$7,246,040		$7,210,755		$7,035,045

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$550,200	0.46%	$545,695	0.41%	$571,260	0.31%
Money market	1,695,349	1.93%	1,568,417	1.89%	1,251,171	1.29%
Savings	760,743	0.26%	770,587	0.25%	851,702	0.20%
Certificates of deposit	1,389,968	1.95%	1,434,511	1.88%	1,295,473	1.32%
Total interest-bearing Deposits	4,396,260	1.46%	4,319,209	1.41%	3,969,606	0.93%
Securities sold under repurchase agreements	16,337	0.69%	23,170	0.52%	48,980	0.41%
Short-term borrowings	242,759	2.71%	319,389	2.72%	617,891	2.06%
Long-term borrowings	70,049	2.86%	70,196	2.84%	46,317	2.24%
Junior subordinated debt securities	45,619	5.03%	45,619	5.21%	45,619	4.61%
Total Borrowings	374,764	2.94%	458,374	2.88%	758,807	2.12%
Total interest-bearing Liabilities	4,771,024	1.58%	4,777,584	1.55%	4,728,413	1.12%
Noninterest-bearing liabilities	1,523,676		1,488,057		1,403,771
Shareholders' equity	951,340		945,114		902,861
Total Liabilities and Shareholders' Equity	$7,246,040		$7,210,755		$7,035,045

Net Interest Margin (5)		3.68%		3.71%		3.64%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

	Six Months Ended June 30,
(dollars in thousands)	2019		2018
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$51,758	2.42%	$55,509	1.63%
Securities, at fair value	676,797	2.67%	686,017	2.57%
Loans held for sale	1,175	4.29%	1,737	6.44%
Commercial real estate	2,900,181	5.01%	2,733,168	4.64%
Commercial and industrial	1,534,080	5.18%	1,431,725	4.53%
Commercial construction	246,073	5.37%	349,893	4.63%
Total Commercial Loans	4,680,334	5.09%	4,514,786	4.61%
Residential mortgage	728,495	4.44%	692,961	4.21%
Home equity	465,598	5.43%	476,967	4.64%
Installment and other consumer	70,215	7.20%	67,025	6.74%
Consumer construction	10,244	5.77%	4,192	4.73%
Total Consumer Loans	1,274,552	4.96%	1,241,145	4.52%
Total Portfolio Loans	5,954,886	5.06%	5,755,931	4.59%
Total Loans	5,956,061	5.06%	5,757,668	4.59%
Federal Home Loan Bank and other restricted stock	22,797	7.79%	32,681	7.13%
Total Interest-earning Assets	6,707,413	4.81%	6,531,875	4.36%
Noninterest-earning assets	521,082		490,476
Total Assets	$7,228,495		$7,022,351

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$547,960	0.44%	$573,307	0.28%
Money market	1,632,234	1.91%	1,222,770	1.20%
Savings	765,638	0.25%	862,947	0.20%
Certificates of deposit	1,412,117	1.92%	1,325,379	1.23%
Total Interest-bearing deposits	4,357,949	1.44%	3,984,403	0.86%
Securities sold under repurchase agreements	19,735	0.59%	48,380	0.40%
Short-term borrowings	280,862	2.72%	607,013	1.89%
Long-term borrowings	70,122	2.85%	46,626	2.12%
Junior subordinated debt securities	45,619	5.12%	45,619	4.38%
Total Borrowings	416,338	2.90%	747,638	1.96%
Total Interest-bearing Liabilities	4,774,287	1.56%	4,732,041	1.03%
Noninterest-bearing liabilities	1,505,964		1,393,939
Shareholders' equity	948,244		896,371
Total Liabilities and Shareholders' Equity	$7,228,495		$7,022,351

Net Interest Margin (8)		3.70%		3.61%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	9
Consolidated Selected Financial Data
Unaudited

	2019		2019		2018
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$28,783	0.99%	$29,109	1.00%	$4,617	0.17%
Commercial and industrial	4,130	0.26%	6,810	0.45%	4,853	0.33%
Commercial construction	1,226	0.46%	1,226	0.50%	1,870	0.62%
Total Nonperforming Commercial Loans	34,139	0.72%	37,145	0.80%	11,340	0.25%
Consumer loans:
Residential mortgage	6,782	0.90%	6,630	0.91%	6,112	0.88%
Home equity	4,081	0.88%	4,146	0.89%	3,871	0.82%
Installment and other consumer	25	0.03%	29	0.04%	49	0.07%
Total Nonperforming Consumer Loans	10,888	0.83%	10,805	0.85%	10,032	0.81%
Total Nonperforming Loans	$45,027	0.75%	$47,950	0.81%	$21,372	0.37%

	2019	2019	2018
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs/(Recoveries)
Charge-offs	$2,667	$6,023	$8,632
Recoveries	(532)	(788)	(758)
Net Loan Charge-offs/(Recoveries)	$2,135	$5,235	$7,874

Net Loan Charge-offs/(Recoveries)
Commercial loans:
Commercial real estate	$522	($121)	$52
Commercial and industrial	1,344	5,059	7,030
Commercial construction	(2)	(1)	320
Total Commercial Loan Charge-offs/(Recoveries)	1,864	4,937	7,402
Consumer loans:
Residential mortgage	(154)	115	96
Home equity	57	(19)	129
Installment and other consumer	368	284	289
Consumer construction	—	(82)	(42)
Total Consumer Loan Charge-offs	271	298	472
Total Net Loan Charge-offs/(Recoveries)	$2,135	$5,235	$7,874

	Six Months Ended June 30,
(dollars in thousands)	2019	2018
Loan Charge-offs
Charge-offs	$8,691	$10,076
Recoveries	(1,320)	(2,386)
Net Loan Charge-offs	7,371	$7,690

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$401	$4
Commercial and industrial	6,403	7,741
Commercial construction	(3)	(809)
Total Commercial Loan Charge-offs	6,801	6,936
Consumer loans:
Residential mortgage	(38)	149
Home equity	39	6
Installment and other consumer	651	648
Consumer construction	(82)	(49)
Total Consumer Loan Charge-offs	570	754
Total Net Loan Charge-offs	$7,371	$7,690

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	10
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$45,027	$47,950	$21,372
OREO	1,495	2,828	2,999
Nonperforming assets	46,522	50,778	24,371
Troubled debt restructurings (nonaccruing)	9,943	7,873	7,395
Troubled debt restructurings (accruing)	20,690	23,002	24,454
Total troubled debt restructurings	30,633	30,875	31,849
Nonperforming loans / loans	0.75%	0.81%	0.37%
Nonperforming assets / loans plus OREO	0.77%	0.85%	0.42%
Allowance for loan losses / total portfolio loans	1.02%	1.03%	1.05%
Allowance for loan losses / nonperforming loans	137%	128%	283%
Net loan charge-offs (recoveries)	$2,135	$5,235	$7,874
Net loan charge-offs (recoveries)(annualized) / average loans	0.14%	0.36%	0.55%

	Six Months Ended June 30,
(dollars in thousands)	2019	2018
Asset Quality Data
Net loan charge-offs (recoveries)	$7,371	$7,690
Net loan charge-offs (recoveries)(annualized) / average loans	0.25%	0.27%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	11
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2019	2019	2018
	Second	First	Second
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$964,953	$943,156	$907,133
Less: goodwill and other intangible assets	(289,701)	(289,864)	(290,355)
Tax effect of other intangible assets	474	508	611
Tangible common equity (non-GAAP)	$675,726	$653,800	$617,389
Common shares outstanding	34,330	34,330	35,010
Tangible book value (non-GAAP)	$19.68	$19.04	$17.63

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$104,689	$92,987	$85,980
Plus: amortization of intangibles (annualized)	654	739	869
Tax effect of amortization of intangibles (annualized)	(137)	(155)	(183)
Net income before amortization of intangibles (annualized)	$105,206	$93,571	$86,666

Average total shareholders' equity	$951,340	$945,114	$902,861
Less: average goodwill and other intangible assets	(289,784)	(289,954)	(290,464)
Tax effect of average goodwill and other intangible assets	491	527	634
Average tangible equity (non-GAAP)	$662,047	$655,687	$613,031
Return on average tangible shareholders' equity (non-GAAP)	15.89%	14.27%	14.14%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$40,352	$38,919	$35,863

Net interest income per consolidated statements of net income	$60,827	$60,356	$58,403
Less: net (gains) losses on sale of securities	—	—	—
Plus: taxable equivalent adjustment	958	961	938
Net interest income (FTE) (non-GAAP)	61,785	61,317	59,341
Noninterest income	12,901	11,362	12,251
Net interest income (FTE) (non-GAAP) plus noninterest income	$74,686	$72,679	$71,592
Efficiency ratio (non-GAAP)	54.03%	53.55%	50.09%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$964,953	$943,156	$907,133
Less: goodwill and other intangible assets	(289,701)	(289,864)	(290,355)
Tax effect of goodwill and other intangible assets	474	508	611
Tangible common equity (non-GAAP)	$675,726	$653,800	$617,389

Total assets	$7,334,605	$7,229,262	$7,097,346
Less: goodwill and other intangible assets	(289,701)	(289,864)	(290,355)
Tax effect of goodwill and other intangible assets	474	508	611
Tangible assets (non-GAAP)	$7,045,378	$6,939,906	$6,807,602
Tangible common equity to tangible assets (non-GAAP)	9.59%	9.42%	9.07%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$79,624	$78,590	$71,581
Less: interest expense	(18,797)	(18,234)	(13,178)
Net interest income per consolidated statements of net income	60,827	60,356	58,403
Plus: taxable equivalent adjustment	958	961	938
Net interest income (FTE) (non-GAAP)	$61,785	$61,317	$59,341
Net interest income (FTE) (annualized)	$247,819	$248,675	$238,016
Average earning assets	$6,722,404	$6,692,255	$6,543,799
Net interest margin - (FTE) (non-GAAP)	3.68%	3.71%	3.64%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	12
Consolidated Selected Financial Data
Unaudited

	Six Months Ended June 30,
	2019	2018

(6) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$98,870	$95,987
Plus: amortization of intangibles (annualized)	697	952
Tax effect of amortization of intangibles (annualized)	(146)	(200)
Net income before amortization of intangibles (annualized)	$99,421	$96,739

Average total shareholders' equity	$948,244	$896,371
Less: average goodwill and other intangible assets	(289,869)	(290,609)
Tax effect of average goodwill and other intangible assets	509	659
Average tangible equity (non-GAAP)	$658,884	$606,421
Return on average tangible equity (non-GAAP)	15.09%	15.95%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$79,271	$71,945

Net interest income per consolidated statements of net income	$121,183	$115,334
Less: net (gains) losses on sale of securities	—	—
Plus: taxable equivalent adjustment	1,919	1,878
Net interest income (FTE) (non-GAAP)	123,102	117,212
Noninterest income	24,263	26,044
Net interest income (FTE) (non-GAAP) plus noninterest income	$147,365	$143,256
Efficiency ratio (non-GAAP)	53.79%	50.22%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$158,214	$139,610
Less: interest expense	(37,031)	(24,276)
Net interest income per consolidated statements of net income	121,183	115,334
Plus: taxable equivalent adjustment	1,919	1,878
Net interest income (FTE) (non-GAAP)	$123,102	$117,212
Net interest income (FTE) (annualized)	$248,244	$236,367
Average earning assets	$6,707,413	$6,531,874
Net interest margin - (FTE) (non-GAAP)	3.70%	3.61%

# # #